                                                                    EXHIBIT 11.1
                                                                    ------------

                      TERRA NOVA (BERMUDA) HOLDINGS LTD.
                               AND SUBSIDIARIES

               COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE

                         AND COMMON SHARE EQUIVALENTS



                                                                   Nine Months           Nine Months
                                                                Ended September 30,   Ended September 30,
                                                                       1996                  1995
                                                                -------------------   -------------------
Earnings per common share and common share equivalents
- Primary
        Weighted average common shares outstanding                   22,342,562            11,610,232
        Weighted average common shares outstanding                            -                     -
            (under as if converted method)
        Average stock options and warrants outstanding                  371,062             4,039,983
            (net of repurchased shares under the treasury
            stock method)
        Other dilutive securities assumed to be outstanding                   -                     -
            under regulatory rules (net of repurchased shares
            under the treasury stock method)
                                                                -------------------   -------------------
        Weighted average common shares and common
            share equivalents outstanding                            22,713,624            15,650,215
                                                                ===================   ===================

        Net income                                                  $48,475,000           $32,570,000
                                                                ===================   ===================

        Primary earinings per common share                                $2.13                 $2.08
            and common share equivalent
                                                                ===================   ===================

                                                                    EXHIBIT 11.1
                                                                    ------------


                       TERRA NOVA (BERMUDA) HOLDINGS LTD.
                                AND SUBSIDIARIES

                COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE

                          AND COMMON SHARE EQUIVALENTS


                                                                           Three Months                  Three Months
                                                                        Ended September 30,           Ended September 30,
                                                                                1996                          1995
                                                                        -------------------           -------------------
Earnings per common share and common share equivalents
- Primary
        Weighted average common shares outstanding                           25,823,308                    11,610,232
        Weighted average preferred shares outstanding                                 -                             -
                (under as of converted method)
        Average stock options and warrants outstanding                          383,782                     4,039,983
                (net of repurchased shares under the treasury
                stock method)
        Other dilutive securities assumed to be outstanding                           -                             -
                under regulatory rules (net of repurchased shares
                under the treasury stock method)

                                                                        -------------------           -------------------
        Weighted average common shares and common
                share equivalents outstanding                                26,207,090                    15,650,215

                                                                        ===================           ===================

        Net income                                                          $14,449,000                    $8,382,000

                                                                        ===================           ===================

        Primary earnings per common share
                and common share equivalent                                       $0.55                         $0.53

                                                                        ===================           ===================







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